UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 4, 2024

(Date of earliest event reported)

AI Unlimited Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56573	88-1455444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

LEVEL 11, 9255 W. Sunset Blvd.

West Hollywood, CA 90069

(Address of principal executive offices, including zip code)

(800) 309-5983

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, par value $0.0001	LVER	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 10, 2024, AI Unlimited Group, Inc. (the “Company”) issued a press release. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On December 4, 2024, the Company entered into an Addendum No. 1 to the Share Purchase Agreement (the “Addendum”) entered into by and among Nest Egg Investments, LLC, a Delaware limited liability company (“Nest Egg”), the Company, Xiaoqiang Ji and Zhi Lu (collectively with Xiaoqiang ‘Bruce’ Ji as the “Sellers”). Pursuant to the Addendum, the parties amended the Share Purchase Agreement (the “SPA”), dated September 29, 2022, thereby the Company acquired 100% equity interest in BeyondTrade Securities Inc. a Delaware corporation (“BeyondTrade”) for which Nest Egg had previously paid $108,000 under the SPA. The Company also issued 700,000 shares of the Company’s common stock to the Sellers.

The Addendum is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions of the terms of the Addendum are qualified in their entirety by reference to such exhibit.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Addendum No. 1 to the Share Purchase Agreement
99.1	Press Release dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Unlimited Group, Inc.

December 11, 2024	By:	/s/ Trent McKendrick
Date		Trent McKendrick
Chief Executive Officer